EXECUTION COPY

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated as of September 29, 2003 (this "Agreement"), by Midwest Express Holdings, Inc., a Wisconsin corporation ("Holdings"), Midwest Airlines, Inc., a Wisconsin corporation ("Midwest"), Skyway Airlines, Inc., a Delaware corporation ("Skyway" and together with Midwest, "Carriers"), and YX Properties, LLC, a Nebraska limited liability company ("YX") (each individually "Debtor," and collectively "Debtors"), SF Capital Partners, Ltd. as agent (in such capacity, "Collateral Agent") for the benefit of the parties identified on Schedule A hereto and their respective successors and assigns (each individually "Noteholder" and collectively, "Noteholders") and Noteholders.

                                    RECITALS
                                    --------

     A. Holdings is the direct or indirect, as applicable, 100% parent of Carriers and YX.

     B. Debtors have issued, or intend to issue, to Noteholders those certain 6.75% Convertible Senior Secured Notes due October 1, 2008, in an aggregate principal amount of $25,000,000 (the "Notes").

     C. As a condition to their willingness to purchase the Notes, Noteholders have required that Debtors execute and deliver this Agreement to secure Debtors' respective obligations under the Notes.

                                   AGREEMENTS
                                   ----------

     In consideration of the Recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions.

          As used in this Agreement, the following terms shall have the designated meanings:

          a. The term "Act" means Title 49 of the United States Code which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the regulations promulgated thereunder, or any subsequent legislation that amends, supplements or supersedes such provisions.

          b. The term "Aircraft" shall have the meaning ascribed to it in
     Section 1(e)(ii).

          c. The term "Appliance" means any instrument, mechanism, equipment, part, apparatus, appurtenance or accessory, including communications equipment, that is used in operating or controlling an aircraft in flight, is installed in or attached to the aircraft, and is not part of an Aircraft or Engine.

          d. The term "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to be closed in the state of New York.

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          e. The term "Collateral" means all of the following property which
     Debtors own on the date hereof, wherever located:

               i. all equipment and fixtures, other than Aircraft, Engines, Spare Parts and Appliances;

               ii. the aircraft described on Schedule B hereto (individually and collectively "Aircraft"), together with (and the term "Aircraft" shall include) all appliances, parts, instruments, appurtenances, accessories and equipment (including communication and radar equipment) now owned by either Carrier and now or hereafter incorporated or installed in or attached to any of such aircraft, and all substitutions, replacements and renewals of any and all thereof now owned by either Carrier and all other property now owned by either Carrier which shall hereafter become physically incorporated or installed in or attached to such aircraft, exclusive of Engines (as defined below); provided, however, that if any DC9 Collateral is sold or otherwise disposed of, pursuant to Section 7(b) of the Notes, prior to the termination of the Escrow Agreement (as defined in the Securities Purchase Agreement), Collateral Agent hereby authorizes Debtors to redact Schedule B accordingly and make such conforming changes as are necessary to any FAA filings or related documents;

               iii. all aircraft engines described on Schedule C hereto or described in any Supplemental Security Agreement (as hereinafter defined) (individually "Engine" and collectively "Engines") together with (and the terms "Engine" and "Engines" shall include) all appliances, parts, instruments, appurtenances, accessories and equipment now owned by either Carrier and now or hereafter incorporated or installed in or attached to any of such aircraft engines, and all substitutions, replacements and renewals of any and all thereof now owned by either Carrier and all other property now owned by either Carrier which shall hereafter become physically incorporated or installed in or attached to such aircraft engines, exclusive of Aircraft (as defined above); provided, however, that if any DC9 Collateral is sold or otherwise disposed of, pursuant to
          Section 7(b) of the Notes, prior to the termination of the Escrow Agreement, Collateral Agent hereby authorizes Debtors to redact Schedule B accordingly and make such conforming changes as are necessary to any FAA filings or related documents;

               iv. all Spare Parts;

               v. all Appliances;

               vi. the rights and operational authority now held by any Debtor in and to the operating authority granted by the FAA (pursuant to Title 14 of the United States Code of Federal Regulations, Part 93, Subparts K and S, as amended from time to time, or any successor or recodified regulation) to conduct one Instrument Flight Rule (as defined under the federal aviation regulations) landing or takeoff operation in a specified time period at Ronald Reagan Washington National Airport (DCA) or La Guardia Airport (LGA) (such rights and operational authority are referred to in this Agreement as the "Slots," and are described on Schedule E hereto);

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               vii. all books, records and documents of any Debtor relating to
          Collateral described in clauses (i) through (vii) above, including, records and documents relating to such Collateral's operation, maintenance or repair, including manufacturer's manuals, service bulletins, Aircraft log books and, flight manuals and minimum equipment lists for the Aircraft, Engines, Spare Parts or Appliances (the "Collateral Records");

               viii. all proceeds of any and all of the properties described in paragraphs (i) through (vii) above, including rents, leases and profits and insurance proceeds (and Debtors' rights to receive such insurance proceeds) with respect to any of the foregoing Collateral and other proceeds of any kind resulting from any Event of Loss with respect to any Aircraft or Engine;

          provided, however, that the Collateral shall not include the Excluded Assets.

          f. The term "Collateral Records" shall have the meaning ascribed to it in Section 1(e)(vii).

          g. The term "DC9 Collateral" means all Aircraft of Model DC9-14 or DC9-32 identified on Schedule B, together with all Engines attached to any such Aircraft and all equipment, Spare Parts and Appliances designed to be installed in or attached to such Aircraft.

          h. The term "DOT" means the Department of Transportation of the United States of America, and any successor governmental authority.

          i. The terms "Engine" and "Engines" shall have the meanings ascribed to them in Section 1(e)(iii).

          j. The term "Event of Loss" means any of the following events with respect to any Aircraft or any Engine:

               i. The actual total loss of such Aircraft or such Engine;

               ii. Such Aircraft or such Engine shall become lost, stolen (and not returned within 30 days), destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever;

               iii. Any damage to such Aircraft or such Engine that shall result in an insurance settlement with respect thereto on the basis of a total loss; or

               iv. The condemnation, confiscation or seizure of, or requisition of title to or use (other than use by the United States government) of, such Aircraft or such Engine continuing to the earlier of the expiration of 60 days thereafter or the receipt of insurance or other proceeds with respect thereto.

          k. The term "Excluded Assets" means assets subject to Permitted Liens described in clause (ii) and (viii) of the definition of Permitted Liens.

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          l. The term "Existing Bank Liens" means all liens on and security interests in Collateral securing obligations arising under that certain Senior Secured Revolving Credit Agreement, dated as of August 31, 2001, as amended, by and among Holdings, the Lenders party thereto and U.S. Bank National Association, as a Lender and as Agent.

          m. The term "FAA" means the Federal Aviation Administration of the United States of America, and any successor governmental authority.

          n. The term "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          o. The term "Obligations" means:

               i. Any and all present and future debts, obligations and liabilities of Debtors to Noteholders pursuant to the Notes, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether for principal, contract interest (whether before or after maturity) or other debts, obligations or liabilities, and whether or not any or all such debts, obligations and liabilities are or become barred by any statute of limitations or otherwise unenforceable;

               ii. All debts, obligations and liabilities of Debtors under this Agreement.

          p. The term "Permitted Liens" means:

               i. the liens and security interests created or contemplated by this Agreement;

               ii. liens and security interests securing indebtedness incurred in the ordinary course of business and arising out of the lease or purchase of goods, or the financing or refinancing of goods previously acquired, provided that such liens and security interests cover only such goods and contract rights, deposits and/or other intangible assets related to such goods and proceeds of any of the foregoing;

               iii. transfers of possession, exchanges and other acts permitted by Section 3(a)(x) of this Agreement;

               iv. liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

               v. mechanics', materialmen's, carriers', warehousemen's and other like liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided further that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;

               vi. easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Debtor;

               vii. any right of the United States government to requisition any Aircraft or otherwise to compel a Carrier to deliver possession of or provide use of any Aircraft for government purposes;

               viii. liens on and security interests in fixtures located at the facility at 6744 S. Howell Avenue, Oak Creek, Wisconsin 53154; and

               ix. any attachment or judgment lien not constituting an Event of Default under the Notes.

          q. The term "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof (collectively, "Persons").

          r. The term "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of September 29, 2003, by and among Holdings and the Initial Investors, as defined therein, as the same may be amended, restated or otherwise modified from time to time.

          s. The term "Required Noteholders" means at any time particular Noteholders holding at least two-thirds of the then outstanding principal amount of the Notes.

          t. The term "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of September 29, 2003, by and among Debtors and Noteholders, as the same may be amended, restated or otherwise modified from time to time.

          u. The term "Slots" shall have the meaning ascribed to it in Section 1(e)(vi).

          v. The term "Spare Part" means any accessory, appurtenance or part of an Aircraft, Engine or Appliance, that is to be installed at a later time in an Aircraft, Engine or Appliance.

          w. The term "Unrestricted Cash Balance" shall have the meaning ascribed to it in the Notes.

     All capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to them in the Securities Purchase Agreement or the Notes.

     2. Security Interest.

     To secure the payment and performance of the Obligations, each Debtor hereby mortgages to Collateral Agent, and grants to Collateral Agent a security interest in, for the ratable benefit of Noteholders, all Collateral owned on the date hereof, wherever located.

     3. Certain Representations, Warranties and Covenants.

          a. Each Debtor hereby represents and warrants and hereby covenants as follows:

               i. Debtor has delivered to Collateral Agent all: (A) UCC-1 financing statements and FAA lien registration statements; (B) UCC financing statement, lien or similar search reports for all jurisdictions in which any portion of the Collateral is located; and
          (C) FAA title reports regarding the Aircraft and Engines, in each case as have been reasonably requested by Collateral Agent. The documents delivered pursuant to clauses (B) and (C) above do not reveal any mortgage, lien, security interest, charge or encumbrance on the Collateral, other than Existing Bank Liens (which liens will be released in connection with the closing of this Agreement) and Permitted Liens.

               ii. Debtor agrees to maintain all Collateral free and clear of all mortgages, deeds of trust, liens, security interests and other charges or encumbrances except Permitted Liens.

               iii. Upon: (1) the due filing of appropriate UCC-1 financing statements with: (a) the Office of the Department of Financial Institutions of the State of Wisconsin for Collateral owned by Holdings or Midwest; (b) the Office of the Secretary of State of Delaware for Collateral owned by Skyway; and (c) the Office of the Nebraska Secretary of State for Collateral owned by YX; and (2) the due recordation of this Agreement or any Supplemental Security Agreement with the FAA, Collateral Agent on behalf of Noteholders will have a valid and perfected security interest in the Collateral prior to the rights of all other Persons therein, subject to:

                    (1) Permitted Liens;

                    (2) the rights and interests of the FAA in the Slots,
               including the ability of the FAA to withdraw Slots pursuant to the Act; and

                    (3) the possibility of loss of a valid and perfected
               security interest in Spare Parts and Appliances when such Collateral is not situated at one of the locations described on Schedule D.

               iv. The execution, delivery and performance of this Agreement by such Debtor:

                    (1) have been duly authorized by all necessary corporate
               action or limited liability company action, as applicable;

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                    (2) do not and will not require any consent or approval of such Debtor's shareholders or members, as applicable;

                    (3) do not violate any provision of any law, rule,
               regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Debtor;

                    (4) do not violate any provision of such Debtor's articles of incorporation, bylaws, articles of organization, operating agreement or other organizational documents, as applicable;

                    (5) do not result in a breach of or constitute a default
               under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Debtor is a party or by which it or its properties may be bound or affected; and

                    (6) do not require authorization, consent, approval,
               license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than filings to perfect Collateral Agent's interest in the Collateral, as contemplated hereby.

               v. This Agreement is the legal, valid and binding obligation of such Debtor enforceable against it in accordance with the terms hereof, subject to the effect of general principles of equity and any applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally.

               vi. Subject to the rights and interests of the FAA in the Slots, including the ability of the FAA or other governmental authority to withdraw Slots or otherwise modify the rights or obligations of such Debtor with respect to the Slots, such Debtor holds the requisite authority to hold each of its Slots pursuant to authority granted by the FAA; and it has, at all times after obtaining each such Slot, complied in all material respects with all of the terms, conditions and limitations of each rule or regulation of the FAA and DOT regarding each such Slot and with all applicable provisions of the Act and there exists no violation as of the date hereof of such terms, conditions or limitations that gives the FAA or DOT the right to terminate, cancel, withdraw or modify the rights of such Debtor in any such Slot.

               vii. Such Debtor is utilizing its Slots in a manner consistent with applicable regulations and contracts in order to preserve the value of such Slots.

               viii. No such Debtor has received any notice from the FAA, or is aware of any other event or circumstance, other than the proposed 2007 partial phase-out of Slots at La Guardia Airport, that would be reasonably likely to impair the Slots or their value.

               ix. Except for sales or dispositions pursuant to Section 3(a)(x), such Debtor will take, or cause to be taken, all actions as may be necessary now or in the future to maintain, renew and obtain the rights, licenses, authorizations or certifications as are necessary to the continued use by such Debtor of its Slots.

               x. Such Debtor will not, without the prior written consent of Collateral Agent, sell, assign, lease or otherwise dispose of or relinquish possession of any of the Collateral, except that, unless an Event of Default (as defined in Section 12) shall have occurred and be continuing, such Debtor may:

                    (1) in the case of either Carrier, transfer possession of
               any of its Aircraft or Engines to the United States government pursuant to a contract or lease pursuant to which the United States government assumes all liability for any damage, loss, destruction or failure to return possession of such Aircraft or such Engine at the end of the term of such contract, a copy of which shall be furnished to Collateral Agent;

                    (2) in the case of either Carrier, transfer possession in
               the ordinary course of business of any of its Aircraft, Engines, Spare Parts or Appliances to the manufacturer thereof or any other organization for testing, repairs, servicing, maintenance, overhaul, alterations or modifications;

                    (3) in the case of either Carrier, exchange Engines in the ordinary course of business for equivalent engines, provided that such Carrier complies with the terms and conditions of Section 8 for Replacement Engines; provided, however, that: (i) such replacement engines shall be made Collateral subject to the lien of this Agreement; and (ii) the representations and warranties made herein with respect to Engines shall be true and correct in all material respects as to such Replacement Engines;

                    (4) exchange Collateral other than Engines in the ordinary course of business for Collateral of substantially comparable value and utility; provided, however, that such replacement Collateral is made subject to the lien of this Agreement; and

                    (5) in the case of any Debtor, sell or otherwise dispose of
               Collateral as permitted under Section 7(b) of the Notes.

                    (6) in the case of any Debtor, and with the exception of
               real property, Aircraft and Engines, sell or otherwise dispose of any Collateral, that is no longer of any utility to such Debtor.

               xi. The Slots identified on Schedule E are all of the Slots held by such Debtor that such Debtor may sell or lease under the Act.

               xii. The chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) of each Debtor is accurately set forth beneath the signature of such Debtor below.

          b. Each of the Carriers hereby represents and warrants and hereby covenants as follows:

               i. Schedule B and Schedule C identify, respectively, all Aircraft and Engines owned by such Carrier, free and clear of any mortgage, lien, security interest or other charge or encumbrance, except Existing Bank Liens and Permitted Liens.

               ii. Such Carrier has, and at all time will have, good title to the Aircraft and the Engines identified on Schedule B or Schedule C, as applicable, free and clear of all mortgages, liens, security interests and other charges or encumbrances except Existing Bank Liens and Permitted Liens, and has, and at all times will have, full power and authority to mortgage and grant a lien and security interest in, and assign rights in, the Aircraft and Engines.

               iii. Such Carrier has, and at all time will have, good title to the Spare Parts and Appliances owned by it, as applicable, free and clear of all mortgages, liens, security interests and other charges or encumbrances except Existing Bank Liens and Permitted Liens, and has, and at all times will have, full power and authority to grant a lien and security interest in, and assign rights in, the Spare Parts, and Appliances.

               iv. With the exception of the DC9 Collateral, such Carrier agrees to keep the Spare Parts and Appliances at one of the facilities identified on Schedule D, it being understood that, the Spare Parts and Appliances may from time to time in the ordinary course of business be installed on aircraft (including, but not limited to, Aircraft) and that during such time as such equipment is so installed such equipment shall not be included within the definition "Spare Parts" or "Appliances" and shall not, if installed on aircraft that are not Aircraft, be subject to this Agreement or the Collateral Agent's security interest hereunder.

               v. The Spare Parts and Appliances are maintained by or on behalf of such Carrier.

               vi. Such Carrier is, and at all times will be: (i) a "Citizen of the United States" as defined in Section 40l02(a)(15) of 49 U.S.C.;
          (ii) an air carrier as to which the provisions of Section 1110 of the United States Bankruptcy Code apply; and (iii) an air carrier certificated under Sections 41102(a) and 44705 of 49 U.S.C.

               vii. Each of the Aircraft is registered with the Federal Aviation Administration in the name of the applicable Carrier indicated on Schedule B and such Carrier will take all necessary action to cause such registration to remain in effect.

               viii. Such Carrier's Collateral Records (as defined in Section 1(e)(vii)) are located only at the locations listed on Schedule F, or such Carrier's respective chief executive office, as set forth beneath the signature of such Carrier below.

               ix. Such Carrier shall bear all risk of loss or damage to its Collateral.

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               x. With the exception of the DC9 Collateral, such Carrier, at its own cost and expense, shall service, repair and maintain each of its Aircraft and Engines in accordance with an FAA-approved maintenance program and all manufacturer's aircraft maintenance manuals and airworthiness directives, and, subject to such Carrier's right to apply proceeds of insurance in accordance with Section 10(f) below, shall install replacement equipment and parts on each of its Aircraft and Engines so as to keep each such Aircraft or Engine in such operating condition as may be required to permit each such Aircraft and Engine to be utilized in commercial charter operations and scheduled airline service in the United States and shall maintain all records, logs and other materials that may be required to permit each such Aircraft and Engine to be so utilized.

               xi. Such Carrier will comply and will cause compliance with all laws, regulations or orders of any government or governmental authority, domestic or foreign, having jurisdiction over such Carrier or its Collateral, including all applicable operational and maintenance requirements of the Federal Aviation Administration, and will at all times maintain in effect appropriate United States FAA Certificates of Airworthiness for each of its Aircraft.

               xii. With the exception of the DC9 Collateral, such Carrier shall maintain its Collateral in compliance with all applicable manufacturer's manuals and service bulletins, and agrees that such Collateral will not be maintained, used or operated in violation of any law or any rule, regulation or order of any government or governmental authority, domestic or foreign, having jurisdiction over such Carrier, or in violation of any airworthiness certificate, license or registration relating to such Collateral issued by any such government or governmental authority, and in the event that such laws, rules, regulations or orders require alteration of any of such Collateral, such Carrier, at its own cost and expense, will conform thereto or obtain conformance therewith within the time period allotted for compliance by such government or governmental authority, and will maintain the same in proper operating condition under such laws, rules, regulations and orders; provided, however, that such Carrier may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner that does not materially and adversely affect the interests of Collateral Agent under this Agreement.

               xiii. Without the prior written consent of Collateral Agent, such Carrier shall not fly any of its Aircraft or Engines or suffer any thereof to be flown or located to, from or within:

                    (1) any area excluded from coverage by any insurance policy required hereunder to be maintained in effect with respect to each of such Aircraft or any such Engine; or

                    (2) any area of hostilities recognized or designated by the
               United States government or an insurance carrier then insuring aircraft in such Carrier's fleet, unless fully covered by war-risk hull insurance or unless such Aircraft or Engine is operated or used under contract or lease with the government of the United States of America pursuant to which the government of the United States assumes all liability for any damage, loss, destruction or failure to return possession of such Aircraft or Engine at the end of the term of such contract.

     4. Inspection.

     Upon reasonable request, Debtors will permit any authorized representatives of Collateral Agent to inspect the Collateral or any part thereof, and reasonably to examine, copy or make extracts from the Collateral Records.

     5. Liens, Encumbrances and Claims.

     Debtors will not directly or indirectly create, incur, assume or suffer to exist any lien, security interest, charge or encumbrance on or with respect to any part or all of the Collateral, title thereto or any interest therein, except any Permitted Liens. Each Debtor shall, at its sole expense, defend the security interest in the Collateral that it owns against any and all claims of any party (other than holders of Permitted Liens) adverse to any Noteholders and take such action and execute such financing statements and other documents as Noteholders may from time to time reasonably request to maintain the perfected status of the security interest granted hereunder and Collateral Agent is hereby authorized to file all such financing statements and other documents without further action on the part of Debtors.

     6. Collateral Agent.

          a. Appointment of Collateral Agent. Subject to the terms and conditions of this Agreement, Noteholders hereby appoint SF Capital Partners, Ltd. as Collateral Agent for the benefit of Noteholders with respect to the liens upon, and the security interests in, the Collateral, and with respect to the rights and remedies granted under and pursuant to this Agreement, and SF Capital Partners, Ltd. hereby accepts such appointment and agrees to act as agent for the benefit of Noteholders. The appointment of Collateral Agent shall be effective with respect to all financing statements filed in any UCC filing office, all FAA lien registration statements and all other filings or recordings of Collateral Agent's security interest and lien pursuant to this Agreement.

          b. Duties of Collateral Agent. Each Noteholder hereby irrevocably authorizes Collateral Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of Collateral Agent by the terms hereof and such other powers as are reasonably incidental hereto. The duties of Collateral Agent shall be mechanical and administrative in nature; Collateral Agent shall not have by reason of this Agreement a fiduciary relationship with any Noteholder. Noteholders hereby expressly authorize Collateral Agent on behalf of all Noteholders, without the necessity of any notice to, or further consent from, any Noteholder, from time to time, to take any action with respect to any Collateral that may be necessary to perfect or maintain the perfection of the security interest in and liens upon the Collateral granted pursuant to this Agreement.

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          c. Collateral Agent's Release of Security Interest. Noteholders hereby authorize Collateral Agent, at its discretion, to release the Collateral from the security interest granted by this Agreement pursuant to Section 16 of this Agreement.

          d. Liability of Collateral Agent. In the absence of gross negligence, willful misconduct or breach of this Agreement, Collateral Agent will not be liable to Noteholders for any action or failure to act or any error of judgment, negligence, mistake or oversight on Collateral Agent's part or on the part of any of its attorneys, employees or agents.

          e. Indemnification of Collateral Agent. Each Noteholder shall reimburse and indemnify Collateral Agent, in proportion to each Noteholder's respective holding of the outstanding Notes, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, attorneys' fees or disbursements which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder; provided, however, that no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, attorneys' fees or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct.

          f. No Reliance on Collateral Agent. Neither Collateral Agent nor any of its attorneys, employees or agents shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall Collateral Agent or any such attorney, employee or agent be liable to Noteholders for:

                    (1) any recitals, representations, warranties or covenants made by Debtors in this Agreement;

                    (2) the due or proper execution or authorization of this
               Agreement by any party other than Collateral Agent;

                    (3) the present or future solvency or financial worth of
               Debtors; or

                    (4) the value, condition, existence or ownership of any of the Collateral or the sufficiency of any filing or other procedure taken or to be taken to attach or perfect any lien or security interest in the Collateral.

          g. Collateral Agent's Right to Perform for Debtors. If any Debtor shall fail to make any payment required hereunder or shall fail to perform or comply with any of such Debtor's agreements contained herein, Collateral Agent may, upon ten (10) days' prior written notice to such Debtor, make such payment or perform or comply with such agreement, and each Debtor shall be obligated to reimburse the Collateral Agent for such Debtor's ratable share of the amount of such payment.

          h. Collateral Agent as Attorney. Each Debtor hereby irrevocably and severally appoints Collateral Agent, effective while an Event of Default exists, the true and lawful attorney of such Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, such Debtor in connection with the enforcement of the rights and remedies provided for in Sections 12 and 13:

               i. to give any necessary receipts or acquittances for amounts collected or received thereunder;

               ii. to make all necessary transfer of all or any part of the Collateral in connection with any sale, lease or other disposition made pursuant hereto; and

               iii. to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale, lease or other disposition.

          i. Collateral Agent's Rights as Noteholder. Collateral Agent shall have the same rights and powers under this Agreement as any other Noteholder and may exercise such rights and powers as though it were not Collateral Agent.

          j. Successor Collateral Agent. Collateral Agent may, upon sixty days' written notice to Noteholders, Holdings and Debtors, resign at any time, and Noteholders may, by an affirmative vote of Required Noteholders, remove Collateral Agent at any time. Upon any such resignation or removal, Noteholders shall have the right to appoint a successor Collateral Agent, by affirmative vote of Required Noteholders, and shall provide notice of appointment of such successor Collateral Agent to Holdings and Debtors. No resignation or removal of Collateral Agent shall become effective until a replacement Collateral Agent has been appointed and such successor agent has accepted such appointment.

     7. Early Termination.

     If: (i) Debtors maintain the Unrestricted Cash Balance as shown by the quarterly financial statements of Holdings as filed with the SEC at no less than $75,000,000 as of the end of any fiscal quarter for any period of six consecutive fiscal quarters, which period begins with a fiscal quarter ending on or after March 31, 2005; provided, however, that if the sum of the First Closing (as defined in the Securities Purchase Agreement) proceeds released to Debtors from escrow under the Escrow Agreement in respect of the principal amount of Notes and the Second Closing (as defined in the Securities Purchase Agreement) proceeds is less than $25,000,000, then the dollar amount set forth in this clause (i) shall be reduced by an amount equal to the product of 3.0 times the amount by which such sum is less than $25,000,000; or (ii) at any time the aggregate balance of Notes outstanding is less than or equal to $10,000,000 and the Unrestricted Cash Balance as shown by the financial statements of Holdings as filed with the SEC is no less than $37,500,000 as of the most recent fiscal quarter-end; then this Agreement and the liens and security interests granted hereunder shall be terminated pursuant to Section 16 below.

     8. Replacement Engines.

     If an Event of Loss shall occur with respect to an Engine, the applicable Carrier shall give Collateral Agent prompt written notice thereof and shall either:

     (i) elect to apply and/or deposit the insurance proceeds arising from such Event of Loss pursuant to the provisions of Section 10(f); or

     (ii) within 60 days after such notice, duly convey to Collateral Agent, for the benefit of itself and Noteholders, a lien and security interest in another equivalent engine of the same model and manufacturer owned or acquired by such Carrier (and not already subject to a security interest securing the Obligations), free and clear of all security interests, liens, charges and other encumbrances (except Permitted Liens) and having a value and utility reasonably equivalent to, and being in as good operating condition as, and having performance and durability characteristics reasonably equivalent to, the Engine with respect to which such Event of Loss occurred if such Engine were in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss (each, a "Replacement Engine").

     In connection with any substitutions hereunder, the applicable Carrier shall deliver to Collateral Agent the following:

          a. a Supplemental Security Agreement substantially in the form of
     Exhibit 8(a) (the "Supplemental Security Agreement") hereto duly executed by such Carrier describing the Replacement Engine(s) to be subjected to the lien and security interest of this Agreement;

          b. a certificate signed by the Treasurer or other authorized officer of such Carrier (an "Officer's Certificate"), dated as of the date of execution of such Supplemental Security Agreement, stating:

               i. that such Carrier is the owner of the Replacement Engine(s) described in such Supplemental Security Agreement, free and clear of all security interests, liens, charges and other encumbrances except Permitted Liens and that legal and beneficial title thereto is vested in such Carrier;

               ii. that such Supplemental Security Agreement has been duly authorized, executed and delivered by such Carrier;

          c. an opinion or opinions of counsel for such Carrier reasonably acceptable to Collateral Agent to be dated the date of execution of such Supplemental Security Agreement, stating:

                    (1) that the Replacement Engine(s) described in such
               Supplemental Security Agreement are free and clear of all recorded security interests, liens, charges and other encumbrances, except Permitted Liens;

                    (2) that such Supplemental Security Agreement:

                         (a) has been duly authorized, executed and delivered by
                    such Carrier and is enforceable against such Carrier; and

                         (b) creates a valid first security interest in and to
                    the Replacement Engine or Engines described in such Supplemental Security Agreement, subject to Permitted Liens, enforceable, wherever such Replacement Engine(s) are located within the United States, against all third parties and securing all obligations purported to be secured thereby, and such security interest is fully perfected; and

                    (3) that such Supplemental Security Agreement has been duly filed for recordation in accordance with the provisions of the Act;

          d. such evidence of title of such Carrier to such Replacement Engine(s), of the value thereof and compliance with the insurance provisions of Section 10 with respect thereto, as Collateral Agent may reasonably request; it being understood that it shall not be reasonable, absent an Event of Default, for Collateral Agent to request an appraisal of such Replacement Engine(s) if such Carrier would not ordinarily do so under the circumstances.

     9. Alterations; Modification and Additions.

     As applicable, either Carrier, at its own cost and expense, may from time to time make such alterations and modifications in and additions to any Aircraft or any Engine as such Carrier may deem desirable in the proper conduct of its business; provided, however, that no such alteration, modification or addition shall diminish the value, utility, condition or airworthiness of any Aircraft or any Engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification or addition. The parties acknowledge and agree that this Section 9 shall not limit either Carrier's discretion to modify the configuration of passenger seats on any Aircraft in any manner consistent with the program of passenger service in which such Aircraft is or is to be deployed.

     10. Insurance, Events of Loss, Etc.

          a. As applicable, Carriers, at their own cost and expense, will at all times carry and maintain in effect, or cause to be carried and maintained in effect, on the Collateral:

               i. third party and passenger liability insurance in an amount not less than the greater of (x) $400,000,000 per occurrence and (y) the amount of such insurance applicable to any other aircraft of the same model and manufacturer as the aircraft described on Schedule B hereto which is operated by the applicable Carrier either as owner or as original primary lessee (and not as sublessee or assignee of another primary lessee) on which such Carrier carries insurance;

               ii. property damage liability insurance;

               iii. aircraft hull risk insurance for each Aircraft and the Engines belonging to, installed in or appurtenant to each Aircraft (which all-risk hull insurance shall include coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components) in an amount not less than the most recent appraised value of such Aircraft. Engines that are attached to an Aircraft are included in the overall agreed value of the Aircraft, and Engines that are detached from the Aircraft (and replaced by similar components) are insured on a replacement cost basis;

               iv. all-risk of physical loss or damage insurance on Engines while removed from the Aircraft;

               v. all-risk of physical loss or damage insurance on other tangible Collateral; and

               vi. baggage and cargo liability insurance;

     In each case in such amounts (except where amounts are specified above) and in such form, including without limitation the form of the loss payable clause and the designation of named insureds (as applicable), and with such insurance companies, underwriters or funds of recognized responsibility as shall be reasonably satisfactory to Collateral Agent and as shall be declared from time to time by independent aircraft insurance brokers (who may be the brokers regularly employed by Carriers), appointed by Carriers and reasonably acceptable to Collateral Agent, to be necessary or advisable (in view of the insurance usually carried by corporations engaged in the same or a similar business as Carriers, similarly situated with Carriers and owning similar aircraft and engines) for the protection of the interests of Collateral Agent.

          b. All insurance required hereunder shall provide for payment in the United States in U.S. Dollars. All third party and passenger liability and property damage liability insurance shall insure against liability that Collateral Agent, Noteholders or either Carrier might incur by reason of the ownership or operation of any of the Aircraft in or over any area (including the high seas) in which any of the Aircraft is operated or located, shall be of the type usually carried by corporations engaged in the same or a similar business, similarly situated with Carriers, and owning similar aircraft and engines and shall cover risks of the kind customarily insured against by such corporations and, in the case of property damage liability insurance, shall be in amounts that are not less than property damage liability insurance applicable to the other aircraft in the applicable Carrier's fleet on which such Carrier carries such insurance.

          c. All liability policies shall name Collateral Agent as an additional insured as its interests may appear. All other policies required hereby covering loss or damage to the Collateral shall name Collateral Agent as an additional insured as its interests may appear and as a lender loss payee and shall provide that any payment thereunder for any loss or damage shall be paid to Collateral Agent; provided, however, if no Event of Default has occurred and is continuing, and the aggregate amount of all insurance proceeds of all losses and damage for the year are less than $2,500,000 (the "Insurance Proceeds Floor Amount") and the applicable Carrier is otherwise entitled to receive a payment thereunder, proceeds under such policies shall be paid to the applicable Carrier for application as determined by such Carrier in its sole discretion. If no Event of Default has occurred and is continuing, but the aggregate amount of all insurance proceeds of all losses and damage for the year exceeds the Insurance Proceeds Floor Amount, and the applicable Carrier is otherwise entitled to receive a payment thereunder, proceeds under such policies in excess of the Insurance Proceeds Floor Amount that are received by Collateral Agent may be disbursed by Collateral Agent to such Carrier upon the written request of such Carrier subject to and provided that each of the following conditions is satisfied in form and substance satisfactory to Collateral
     Agent:

               i. all such proceeds shall be applied to repair in full any such loss or damage;

               ii. Collateral Agent, in consultation with the Carrier and the insurer, shall have determined that such repairs are feasible and economically prudent;

               iii. there are sufficient proceeds on deposit with Collateral Agent to completely repair any such loss or damage, or the Carrier shall deposit funds with Collateral Agent in the amount of any deficiency;

               iv. all disbursements of such proceeds shall be paid by Collateral Agent from time to time as work progresses based upon disbursement procedures acceptable to Collateral Agent;

               v. the repairs can be completed within sixty (60) days from the date of such loss or damage or such other time agreed to in writing between the Carrier and Collateral Agent; and

               vi. the Carrier shall pay or reimburse Collateral Agent for all of its reasonable costs and expenses incurred in connection with the disbursement of such proceeds;

     provided, however, that even once the aggregate amount of insurance proceeds of all losses and damage for the year exceeds the Insurance Proceeds Floor Amount, insurance proceeds for a loss or damage of less than $100,000 per loss shall be paid to the applicable Carrier for application as determined by such Carrier in its sole discretion.

          d. All policies shall insure the interests of Collateral Agent regardless of any breach or violation by Carriers of warranties, declaration or conditions contained in such policies or any action or inaction of Collateral Agent or others; each such policy shall be primary without right of contribution from any other insurance that is carried by Carriers and shall expressly provide that all provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; each such policy shall waive any right of subrogation of the insurers against Collateral Agent; each such policy shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Collateral Agent; and each such policy shall provide that, if any premium or installment is not paid when due, or if such insurance is canceled or terminated for any reason whatsoever, or if the scope of coverage or the limits of liability are reduced or any other material adverse change is made in or to the rights of Collateral Agent, the insurers will promptly notify Collateral Agent in writing and any such cancellation, termination or change shall not be effective as to Collateral Agent for 30 days after receipt of such notice, and that appropriate certification shall be made to Collateral Agent by each insurer with respect thereto.

          e. Carriers will cause such broker(s) to agree to advise Collateral Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of either Carrier that it shall have knowledge that might invalidate or render unenforceable, in whole or in part, any such insurance. Carriers will promptly deliver to Collateral Agent, if requested by Collateral Agent, copies of certificates of insurance evidencing all such insurance.

          f. Notwithstanding any of the foregoing, upon the occurrence of an Event of Loss with respect to an Aircraft or Engine, the applicable Carrier may, by written notice to Collateral Agent at any time within sixty (60) days after such Event of Loss, elect, in lieu of repairing or replacing any such Aircraft or Engine, that all insurance proceeds relating to such Event of Loss shall be (x) applied to optional redemption of the Notes, to the extent that such optional redemption shall then be permitted under Section 8 of the Notes, or (y) deposited in a deposit account or securities account reasonably acceptable to Collateral Agent and in which Collateral Agent holds a perfected security interest, to the extent that such optional redemption shall not then be permitted under
     Section 8 of the Notes, and the amounts so deposited shall be applied to the redemption of the Notes at such time and to such extent as such redemption shall become permitted. In the event that either Carrier elects to apply and/or deposit insurance proceeds pursuant to the preceding sentence, such Carrier shall have no repair or replacement obligations with respect to the Aircraft and/or Engine that was the subject of such Event of Loss.

     11. Indemnification and Expenses.

     Each Debtor does hereby assume liability for, and does hereby agree to indemnify, protect, save and keep harmless Collateral Agent and Noteholders and their successors, assigns, representatives, officers, directors, agents and servants (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal expenses, of whatsoever kind and nature imposed on, incurred by or asserted against any of the Indemnitees (whether or not also indemnified against by any other Person) in any way relating to or arising out of this Agreement or the ownership, lease, service, control, repair, overhaul, testing, inspection, possession, management, use, operation, condition, sale or other disposition of any Collateral; provided, however, that Debtors shall not be required to indemnify anyone for the willful misconduct or gross negligence of any of the Indemnitees. The indemnities contained in this Section shall continue in full force and effect notwithstanding the termination of this Agreement with respect to claims arising or liabilities incurred prior to such termination.

     12. Event of Defaults; Remedies.

          a. Each of the following events shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

               i. Any Debtor shall fail to perform or observe any covenant or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof by Collateral Agent;

               ii. any material representation or warranty made by any Debtor herein or any document or certificate furnished by such Debtor to Collateral Agent in connection herewith shall at any time prove to have been incorrect in any material respect when made; or

               iii. any Event of Default shall have occurred and be continuing under, and as defined in, the Notes.

          b. If any Event of Default shall occur and be continuing, then, in any such event, Collateral Agent shall have all remedies available under this Agreement and applicable law. Without limitation of the foregoing, Collateral Agent may forthwith to the extent permitted by applicable law:
     (i) apply to a court of competent jurisdiction to obtain specific performance or observance by any Debtor of any covenant, agreement or undertaking on the part of such Debtor hereunder that such Debtor shall have failed to observe or perform or to obtain aid in the execution of any power granted herein; and/or (ii) proceed to foreclose upon and against the lien and security interest created by this Agreement according to the laws of the applicable jurisdiction by doing any one or more or all of the acts described in paragraph (c) below and/or the following acts, as Collateral Agent in its sole and complete discretion may then elect:

               i. institute legal proceedings to foreclose upon and against the lien and security interest granted by this Agreement, to recover judgments for the Obligations then due and owing and secured hereby, and to collect the same out of any of or all the Collateral or the proceeds of any sale thereof;

               ii. institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any of or all the Collateral;

               iii. without regard to the adequacy of the security for the Obligations by virtue of this Agreement or any other collateral or to the solvency of any Debtor, institute legal proceedings for the appointment of a receiver or receivers with respect to any of or all the Collateral pending foreclosure hereunder or for the sale of any of or all the Collateral under the order of a court of competent jurisdiction or under other legal process; or

               iv. Personally or by agents or attorneys, enter upon any premises where the Collateral or any part thereof may then be located, and take possession of all or any part thereof, and hold, store and keep idle, or lease, operate or otherwise use or permit the use of, the Collateral or any part thereof, for such time and upon such terms as Collateral Agent may in its discretion deem to be in its best interest, and demand, collect, and retain all rent, earnings, and other sums due and to become due in respect of the same from any party whomsoever, accounting only for net earnings, if any, arising from such use and charging against all receipts from the use of the same or from the sale thereof, by court proceedings or pursuant to paragraph
          (c) below, all other costs, expenses, charges, damages and other losses resulting from such use.

          At any sale pursuant to this Section 12, whether under the power of sale or by virtue of judicial proceedings, it shall not be necessary for Collateral Agent or a public officer under order of a court to have present physical or constructive possession of the Collateral to be sold. Upon any sale hereunder of any of or all the Collateral or any interest therein, the written receipt issued by the officer making such sale under judicial proceedings or of Collateral Agent shall be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof. Any sale hereunder of any of or all the Collateral or any interest therein shall, to the extent permitted by applicable law, be a perpetual bar against the applicable Debtor with respect to such Collateral or interest therein, as the case may be.

          c. If any Event of Default shall occur and be continuing and Collateral Agent shall have determined in its discretion in order to effect a foreclosure disposition of one or more of the Slots, or in order to preserve the value of the Slots pending foreclosure, that the named holder of the Slots should be the Collateral Agent or its designee(s), then, in any such event, Midwest and YX agree to execute and deliver such necessary deeds of conveyance, assignments and other documents or instruments, including any notices or applications to the DOT, FAA or any other governmental or regulatory authority having jurisdiction over any or all of the Slots, as Collateral Agent may demand in order to effect the transfer of the Slots in the records of any such governmental or regulatory authority to Collateral Agent or such designee(s).

          d. If Collateral Agent should elect to foreclose upon and against the lien and security interest created in and by this Agreement, each Debtor shall, upon demand of Collateral Agent, deliver to Collateral Agent all or any part of such Debtor's Collateral at such time or times and place or places as Collateral Agent may specify; and Collateral Agent is hereby authorized and empowered to the extent permitted by law, with or without the aid of process of law, to enter upon any premises where the Collateral or any part thereof may be located and take possession of and remove the same. Collateral Agent may thereafter sell, lease and dispose of, or cause to be sold, leased or disposed of, all or any part of the Collateral at one or more public or private sales, leasings or other dispositions, at such places and times and on such terms and conditions as Collateral Agent may deem fit. Collateral Agent agrees to give Debtors at least ten (10) days' written notice of the date fixed for any public sale, or the date on or after that will occur the execution of any contract for any private sale, of any of the Collateral.

     13. Application of Proceeds.

     If an Event of Default shall occur and be continuing, the proceeds of any sale, lease or other disposition of all or any part of the Collateral under this Agreement and all other sums realized by Collateral Agent pursuant to this Agreement shall be applied in the following order of priority:

     First: To the payment of the costs and expenses of such sale, lease, disposition or realization, including reasonable compensation to Collateral Agent's counsel, and all reasonable expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, including without limitation, taxes upon or with respect to the sale, lease, disposition or realization and the payment of taxes and liens, if any, prior to the lien and security interest of this Agreement (except any taxes or liens to which the respective sale, lease, disposition or realization shall have been subject) and to the payment of expenses incurred and the reimbursement of payments made by Collateral Agent pursuant to Section 6(g);

     Second: To the reimbursement (whether to Collateral Agent or Noteholders) of any liabilities, obligations, losses, damages, penalties, costs, expenses fees or disbursements that are the subject of indemnification obligations pursuant to Section 6(e) or Section 11;

     Third: To the payment of the remainder of the Obligations, pro rata among Noteholders; and

     Fourth: Upon payment in full of the Obligations, the balance, if any, to any Debtor or to such other Person(s) as may lawfully be entitled to the remainder or as any court of competent jurisdiction may direct.

     14. Remedies Cumulative.

     No failure or delay on the part of Collateral Agent in exercising, and no course of dealing with respect to, any rights, power or remedy under this Agreement, and no notice or demand that may be given to or made upon any Debtor with respect to any such right, power or remedy, shall constitute a waiver thereof or limit or impair the rights of Collateral Agent to take any other or similar action or to exercise any other right, power or remedy granted in this Agreement or otherwise available to Collateral Agent; nor shall any single or partial exercise of any rights, power or remedy granted under this Agreement include any other or further exercise thereof or the exercise of any other right, power or remedy granted in this Agreement or otherwise available to Collateral Agent or prejudice its rights against any Debtor in any respect. Each and every remedy of Collateral Agent shall be cumulative and shall not be exclusive of any other remedies provided now or hereafter at law, in equity or otherwise.

     15. Further Assurances.

     Debtors shall, at their own cost and expense (except as otherwise stated below) cause this Agreement, and any and all additional instruments that shall be executed pursuant to the terms hereof, to be kept, filed and recorded, at all times, in such places in the United States and such places outside the United States to which any of the Aircraft shall be operated as shall be required in order to perfect and preserve the rights of Collateral Agent hereunder and furnish to Collateral Agent an opinion or opinions of counsel and, without limitation of any of the foregoing, at the request of Collateral Agent, promptly correct any defect, error or omission that may at any time hereafter be discovered in the contents of this Agreement or in the execution, acknowledgment or delivery hereof, and will execute, acknowledge and deliver to Collateral Agent such further documents and assurances and take such further action as Collateral Agent may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Collateral Agent hereunder. Without limiting anything set forth above, Debtors shall promptly file and record such financing statements, continuation statements and other instruments or documents with respect to the lien and security interest created hereby as Collateral Agent may reasonably deem necessary or appropriate fully to perfect the lien and security interest, or fully to protect its interests, hereunder. Debtors hereby authorize Collateral Agent to file initial financing statements, amendments and continuation statements in any jurisdiction that Collateral Agent believes is necessary to perfect its security interest in the Collateral.

     16. Termination of Agreement; Release of Collateral.

     This Agreement and the security interest granted under this Agreement shall terminate at the earlier of the date determined pursuant to Section 7 above or the date when the Obligations shall have been irrevocably paid in full (or the Obligations shall have been reduced to zero by conversion, redemption and/or payment of the Notes). In the event that a Debtor exchanges or sells Collateral pursuant to clause (3), (4), (5) or (6) of Section 3(a)(x) above, Collateral Agent's liens and security interests on or in such Collateral shall automatically terminate. Upon termination of this Agreement or termination of Collateral Agent's security interest in Collateral pursuant to this Section 16, Collateral Agent shall execute and deliver to Debtors at Debtors' expense, such instruments of release and termination as shall be appropriate in order to effect such termination.

     17. Miscellaneous.

     Any provision of this Agreement which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Debtors hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Debtors and Collateral Agent. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     18. Governing Law.

     This Agreement shall be construed and enforced in accordance with, and governed by the internal laws of the State of Wisconsin, without reference to any principles of conflict of laws or choice of laws. All terms not otherwise defined have the meanings assigned to them by the Act or by Articles 1 and 9 of the Uniform Commercial Code of the State of Wisconsin, as it may be amended, reenacted or otherwise in effect from time to time. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

     19. Amendment.

     Any amendment or modification of this Agreement and any release of Collateral from Collateral Agent's lien or security interest under this Agreement (other than pursuant to Sections 7 and 16 hereof) must be made in writing and signed by Collateral Agent, Required Noteholders and Debtors; provided, however, that no amendment, modification or release shall, unless made in writing and signed by Collateral Agent, all Noteholders, Holdings and Debtors, do any of the following:

          a. Amend or modify this Section 19 or the definition of "Required Noteholders";

          b. Amend or modify Section 13 regarding distribution of proceeds of disposition of Collateral.

     20. Notice.

     Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested), or delivered personally or by courier to the respective address of Debtors, Noteholders and Collateral Agent, each as set forth on the signature pages hereof.

     21. Persons Bound.

     This Agreement benefits Collateral Agent, Noteholders, and their respective successors and assigns, including every holder or owner of any of the Obligations, and binds Debtors and their permitted successors and permitted assigns. Debtors may not assign this Agreement without the prior written consent of Collateral Agent.

     22. Consent to Jurisdiction.

     Notwithstanding anything to the contrary in this Agreement or any other agreement between any of Debtors, Collateral Agent and Noteholders prior to the date hereof, each Debtor, Collateral Agent and each Noteholder, to the extent it may do so under applicable law, for purposes hereof, hereby:

     (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of Wisconsin sitting in the City of Milwaukee, County of Milwaukee, and to the non-exclusive jurisdiction of the U.S. District Court for the Eastern District of Wisconsin, and to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, Borough of Manhattan, and to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any of Debtors, Collateral Agent and Noteholders, or their successors or assigns;

     (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts; provided that nothing in this paragraph shall be construed as a waiver by any of Debtors, Collateral Agent or Noteholders of any right to seek to remove any such suit, action or proceeding from a state court to a federal court or from a federal court to a state court; and

     (iii) irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such person at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in this paragraph shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     23. WAIVER OF JURY TRIAL.

     EACH DEBTOR, COLLATERAL AGENT AND EACH NOTEHOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

     24. Execution and Delivery.

     This Agreement may be executed in any number of counterparts (to include facsimiles), and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     25. Acknowledgement Regarding Noteholders.

     Nothing contained herein, and no action taken by any Noteholder, shall be deemed to constitute the Noteholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Noteholders are in any way acting in concert or as a group with respect to the Obligations or the transactions contemplated hereby, provided that the Obligations or the transactions contemplated hereby may be modified, amended or waived in accordance with the provisions hereof.

                           [Signature pages to follow]

     IN WITNESS WHEREOF, the undersigned Debtors, Collateral Agent, and Noteholders have caused this Security Agreement to be duly executed as of the date first written above.


                                    MIDWEST EXPRESS HOLDINGS, INC.

                                    By:/s/ Robert S. Bahlman
                                       -----------------------------------------
                                    Name:  Robert S. Bahlman
                                    Title: Senior Vice President and
                                           Chief Financial Officer
                                    Address: 6744 South Howell Avenue
                                             Oak Creek, Wisconsin  53154


                                    MIDWEST AIRLINES, INC.

                                    By:/s/ Robert S. Bahlman
                                       -----------------------------------------
                                    Name:  Robert S. Bahlman
                                    Title: Chief Financial Officer
                                    Address: 6744 South Howell Avenue
                                             Oak Creek, Wisconsin  53154



                                    SKYWAY AIRLINES, INC.

                                    By:/s/ Robert S. Bahlman
                                       -----------------------------------------
                                    Name:  Robert S. Bahlman
                                    Title: Chief Financial Officer
                                    Address: 1190 West Rawson Avenue
                                             Oak Creek, Wisconsin  53154

                                    YX PROPERTIES, LLC

                                    By:/s/ Robert S. Bahlman
                                       -----------------------------------------
                                    Name:  Robert S. Bahlman
                                    Title: President
                                    Address: 6744 South Howell Avenue
                                             Oak Creek, Wisconsin  53154

                                    SF CAPITAL PARTNERS, LTD.

                                    By: Staro Asset Management, LLC, its
                                        investment manager

                                        /s/ Michael A. Roth
                                        ----------------------------------------
                                        By:  Michael A. Roth
                                        Its: Managing Member


                                        Address: 3600 South Lake Drive
                                                 St. Francis, Wisconsin  53235
                                                 Attention: Brian H. Davidson

                    [SIGNATURE PAGES OF NOTEHOLDERS OMITTED]

                                  NOTEHOLDERS






                                      [NAME OF NOTEHOLDER]

                                     *BY:
                                          --------------------------------------



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE A

                                   NOTEHOLDERS

                       [SCHEDULE OF NOTEHOLDERS OMITTED]

                                   SCHEDULE B

                                    AIRCRAFT

      CARRIER               MANUFACTURER              MODEL       MANUFACTURER SERIAL NUMBER     U.S. REGISTRATION
                                                                                                      NUMBER
------------------------------------------------------------------------------------------------------------------
Midwest Airlines,        McDonnell Douglas           DC-9-81                48006                     N812ME
Inc.                                                 (MD-81)

Midwest Airlines,        McDonnell Douglas           DC-9-81                48030                     N804ME
Inc.                                                 (MD-81)

Midwest Airlines,        McDonnell Douglas           DC-9-81                48032                     N806ME
Inc.                                                 (MD-81)

Midwest Airlines,        McDonnell Douglas           DC-9-81                48033                     N807ME
Inc.                                                 (MD-81)

Midwest Airlines,        McDonnell Douglas           DC-9-81                48007                     N813ME
Inc.                                                 (MD-81)

Midwest Airlines,        McDonnell Douglas           DC-9-81                48010                     N814ME
Inc.                                                 (MD-81)

Midwest Airlines,        McDonnell Douglas           DC-9-82                48072                     N810ME
Inc.                                                 (MD-82)

Midwest Airlines,        McDonnell Douglas           DC-9-82                48071                     N809ME
Inc.                                                 (MD-82)

Skyway Airlines,              Dornier                328-300                 3202                     N359SK
Inc.

Skyway Airlines,              Dornier                328-300                 3136                     N360SK
Inc.

Midwest Airlines,        McDonnell Douglas           DC9-14                 45696                     N700ME
Inc.

Midwest Airlines,        McDonnell Douglas           DC9-32                 47190                     N301ME
Inc.

Midwest Airlines,        McDonnell Douglas           DC9-32                 47102                     N302ME
Inc.

Midwest Airlines,        McDonnell Douglas           DC9-32                 47133                     N401ME
Inc.

Midwest Airlines,        McDonnell Douglas           DC9-32                 47132                     N501ME
Inc.

                                   SCHEDULE C

                                    ENGINES

 Attached to Aircraft of Type               Manufacturer                      Model            Engine Serial Number
------------------------------------------------------------------------------------------------------------------
McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 718492
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 718441
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 725406
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 725624
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 725472
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 725625
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 725987
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 717871
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 696360
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 725623
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

 Attached to Aircraft of Type               Manufacturer                      Model            Engine Serial Number
------------------------------------------------------------------------------------------------------------------
McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 725756
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 726864
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 716739
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 696405
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 718443
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

McDonnell Douglas                          Pratt & Whitney                  JT8D-217C                 725351
DC-9-81 (MD-81) or
DC-9-82 (MD-82)

Dornier 328-300                            Pratt & Whitney                     306B                 PCE-CD0225

Dornier 328-300                            Pratt & Whitney                     306B                 PCE-CD0228

Dornier 328-300                            Pratt & Whitney                     306B                 PCE-CD0226

Dornier 328-300                            Pratt & Whitney                     306B                 PCE-CD0235

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  649644
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  655098
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  654427
DC9-14, DC9-15 or
DC9-32

 Attached to Aircraft of Type               Manufacturer                      Model            Engine Serial Number
------------------------------------------------------------------------------------------------------------------
McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  657106
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  649373
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  666283
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  657218
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  648927
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  654619
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  654157
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  649302
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  649674
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  657758
DC9-14, DC9-15 or
DC9-32

McDonnell Douglas                          Pratt & Whitney                   JT8D-7B                  654159
DC9-14, DC9-15 or
DC9-32

                                   SCHEDULE D
                     LOCATION OF SPARE PARTS AND APPLIANCES



1.   Omaha, Nebraska:

     Eppley Airfield
     4501 Abbott Drive
     Omaha, NE 68110

2.   Kansas City, Missouri:

     Kansas City International Airport
     P.O. Box 20062
     Kansas City, MO 64195

3.   Milwaukee, Wisconsin:

     General Mitchell International Airport
     5300 South Howell Avenue
     Milwaukee, WI 53207

     Midwest Airlines Hangar
     555 West Cargo Way
     Milwaukee, WI 53207

     Skyway Airlines Hangar
     401 East Layton Avenue
     Milwaukee, WI 53207

     The Tracer Corporation
     4344 W. Capitol Drive
     Milwaukee, WI  53216

     The Tracer Corporation
     1600 W. Chambers Street
     Milwaukee, WI  53045

4.   Washington, D.C.

     Washington National Airport
     Terminal C
     Washington, DC 20001

                                   SCHEDULE E

                                     SLOTS

     Grantor          Start Time          Slot Type             Slot ID #                       Airport
----------------------------------------------------------------------------------------------------------------------
       YX                0700                                      1146            Ronald Reagan Washington National
                                                                                         Airport ("National")

       YX                1000                                      1230                        National

       YX                1000                                      1010                        National

       YX                1100                                      1037                        National

       YX                1200                                      1613                        National

       YX                1800                                      1066                        National

       YX                1900                                      1098                        National

       YX                2100                                      1001                        National

       YX                2100                                      1544                        National

       YX                2100                                      1588                        National

       YX                0630             Departure                3664(1)                La Guardia Airport

       YX                1030              Arrival                 3234                   La Guardia Airport

       YX                1130             Departure                3260                   La Guardia Airport

       YX                1530              Arrival                 3232                   La Guardia Airport

       YX                1800              Arrival                 3009                   La Guardia Airport

       YX                1900             Departure                3591                   La Guardia Airport

       YX                2100              Arrival                 3191                   La Guardia Airport

       YX                2200              Arrival                 3584(1)                La Guardia Airport

-------------------------------
     (1) Debtor intends to cease to operate the flights that use this Slot effective October 26, 2003. Debtor will surrender this Slot to the FAA effective at that time, although Debtor believes that it could reacquire rights to this Slot if operational needs so required.

                                  EXHIBIT 8(a)

                      FORM SUPPLEMENTAL SECURITY AGREEMENT


                     SUPPLEMENTAL SECURITY AGREEMENT NO. ___

     THIS SUPPLEMENTAL SECURITY AGREEMENT executed as of _____________, 20__, (this "Supplemental Security Agreement"), by _____________________ ("Debtor"), a __________________________ having its chief place of business at 6744 South Howell Avenue, Oak Creek, Wisconsin 53154, in favor of Collateral Agent for the benefit of Noteholders under that certain Security Agreement, dated as of September 29, 2003 (the "Agreement"), by Midwest Express Holdings, Inc., a Wisconsin corporation, Midwest Airlines, Inc., a Wisconsin corporation; Skyway Airlines, Inc., a Delaware corporation; YX Properties, LLC, a Nebraska limited liability company; _________________ as agent for the benefit of the parties identified on Schedule A thereto (the "Noteholders"); and Noteholders. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement.

     WHEREAS, Debtor has heretofore executed and delivered to Collateral Agent the Agreement covering the property of Debtor therein described, to secure the due and punctual payment and performance of the Obligations;

     WHEREAS, the Agreement was duly recorded with the Federal Aviation Administration in Oklahoma City, Oklahoma, on _____________, 2003, as Conveyance No. ___, pursuant to the Act;

     WHEREAS, Debtor is the legal and beneficial owner of each of the Engines (defined below), free and clear of all liens and encumbrances except Permitted Liens, and desires to execute and deliver this Supplemental Security Agreement for the purpose of specifically subjecting said Engines to the lien of the Agreement;

     WHEREAS, Debtor is an air carrier certificated under Section 401 of the Act, and holds air carrier operating certificates; and

     WHEREAS, all things necessary to make this Supplemental Security Agreement valid, binding and legal obligation of Debtor, including all proper corporate action on the part of the Debtor, have been done and performed and have happened.

     NOW, THEREFORE, to secure the payment and performance of the Obligations, Debtor hereby mortgages to Collateral Agent a security interest in, for the ratable benefit of Noteholders, the following engine(s) (the "Engines"):

      Manufacturer     Model             Manufacturer's
                                          Serial Number
--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

     This Supplemental Security Agreement shall be construed and enforced in accordance with, and governed by the internal laws of the State of New York, without reference to any principles of conflict of laws or choice of laws.

     This Supplemental Security Agreement shall be construed as supplemental to the Agreement and shall form a part thereof, and the Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

     IN WITNESS WHEREOF, the undersigned has caused this Supplemental Security Agreement to be duly executed, as of the day and year first above written.


                               [CARRIER]

                               -------------------------------------------------
                               By:
                               Its: